UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

5803 Glenmont Drive Houston, Texas (Address of principal executive offices)		77081 (Zip Code)

713-592-7200
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective as of January 31, 2005, Eric J. Lane resigned from his position as President and Chief Operating Officer of The Men’s Wearhouse, Inc. (the “Company”) and will retire from his employment with the Company later this year. The Board of Directors elected Charles Bresler, Ph.D. to serve as President of the Company and Douglas S. Ewert to serve as Executive Vice President and Chief Operating Officer of the Company.

     Charles Bresler, Ph.D., age 55, joined the Company in 1993 and served as Senior Vice President — Human Development until 1998 when he was named Executive Vice President of Stores and Human Development. In 2002, he was named Executive Vice President — Stores, Marketing and Human Development.

     Douglas S. Ewert, age 41, joined the Company in 1995 and was promoted to Vice President and General Merchandise Manager a year later. He subsequently served as Senior Vice President and General Merchandising Manager for two years and Executive Vice President and General Merchandising Manager for four years.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2005

THE MEN’S WEARHOUSE, INC.
By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer and Principal Financial Officer